     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1998

                                                       REGISTRATION NO. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           EAGLE USA AIRFREIGHT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                  15350 VICKERY DRIVE
           TEXAS                 HOUSTON, TEXAS  77032           76-0094895
(State or Other Jurisdiction     (Address of Principal        (I.R.S. Employer
Jurisdiction of Incorporation      Executive Offices        Identification No.)
      or Organization)                and Zip Code)

                             ----------------------

              EAGLE USA AIRFREIGHT, INC. LONG-TERM INCENTIVE PLAN

          EAGLE USA AIRFREIGHT, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             ----------------------

                                 JAMES R. CRANE
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                           AND CHAIRMAN OF THE BOARD
                           EAGLE USA AIRFREIGHT, INC.
                              15350 VICKERY DRIVE
                             HOUSTON, TEXAS  77032
                    (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                             of Agent for Service:
                                 (281) 618-3100

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                   Proposed Maximum
            Title of                    Amount             Proposed Maximum            Aggregate           Amount of
        Securities to be                 to be            Offering Price Per           Offering          Registration
           Registered                 Registered               Share(1)                  Price                Fee
------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $0.001 per share  . . . . . .         3,200,000                $34.25               $109,600,000           $32,332
========================================================================================================================

 (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices reported on the Nasdaq National Market System on June 29, 1998.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         NOTE: THE DOCUMENT(S) CONTAINING THE EMPLOYEE BENEFIT PLAN INFORMATION REQUIRED BY ITEM 1 OF FORM S-8 AND THE STATEMENT OF AVAILABILITY OF REGISTRANT INFORMATION AND ANY OTHER INFORMATION REQUIRED BY ITEM 2 OF FORM S-8 WILL BE SENT OR GIVEN TO PARTICIPANTS AS SPECIFIED BY RULE 428 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). IN ACCORDANCE WITH RULE 428 AND THE REQUIREMENTS OF PART I OF FORM S-8, SUCH DOCUMENTS ARE NOT BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") EITHER AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUSES OR PROSPECTUS SUPPLEMENTS PURSUANT TO RULE 424 UNDER THE SECURITIES ACT. THE REGISTRANT SHALL MAINTAIN A FILE OF SUCH DOCUMENTS IN ACCORDANCE WITH THE PROVISIONS OF RULE 428. UPON REQUEST, THE REGISTRANT SHALL FURNISH TO THE COMMISSION OR ITS STAFF A COPY OR COPIES OF ALL OF THE DOCUMENTS INCLUDED IN SUCH FILE.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         This registration statement incorporates herein by reference the following documents which have been filed with the Commission by Eagle USA Airfreight, Inc. (the "Company") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-27288):

                 1. The description of the Company's common stock, par value $0.001 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A as originally filed with the Commission on November 27, 1995, and as thereafter amended on June 26, 1998, and as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description.

                 2. The Company's prospectus, dated January 27, 1998, as filed with the Commission pursuant to Rule 424(b) of the Securities Act.

                 3. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31, 1998.

                 4. The Company's Current Report on Form 8-K dated January 5, 1998.

                 5. The Company's Current Report on Form 8-K dated January 22, 1998.

         Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The consolidated financial statements included in the Company's Prospectus dated January 27, 1998 for the year ended September 30, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with the proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

         Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.

         The Company's Bylaws provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Company has also entered into indemnification agreements with each of its directors and certain of its officers that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits.
These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined). In addition, the Company may purchase directors' and officers' liability insurance policies for its directors and officers in the future. The Bylaws and such agreements with directors and officers provide for indemnification for amounts (1) in respect of the deductibles for such insurance policies, (2) that exceed the liability limits of such insurance policies and (3) that are available, were available or which become available to the Company but which the officers or directors of the Company determine are inadvisable for the Company to purchase, given the cost involved of the Company. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements.

         The above discussion of Article 2.02-1 of the Texas Business Corporation Act, the Company's Bylaws and the indemnification agreements is not intended to be exhaustive and is respectively qualified in its entirety by such statute, the Bylaws and the indemnification agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following documents are filed as a part of this registration statement or incorporated by reference herein:

  Exhibit
    No.                                                   Description
  --------                                                -----------
    4.1*     --    Second  Amended and Restated Articles of  Incorporation of the Company,  as amended (Filed as Exhibit
                   3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

    4.2*     --    Amended and  Restated Bylaws  of the  Company (Filed  as Exhibit  3.2 to  the Company's  Registration
                   Statement on Form S-1 (Registration No. 33-97606)).

    4.3*     --    Eagle  USA Airfreight, Inc.  Long-Term Incentive  Plan, as  amended (Filed  as Exhibit 10(ii)  to the
                   Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

    4.4*     --    Eagle USA Airfreight, Inc. 1995 Nonemployee Director Stock Option  Plan (Filed as Exhibit 10.2 to the
                   Company's Registration Statement on Form S-1 (Registration No. 33-97606)).

    4.5*     --    Eagle  USA Airfreight, Inc.  Employee Stock Purchase  Plan (Filed as  Exhibit 10(i)  to the Company's
                   Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

    5.1      --    Opinion of Baker & Botts, L.L.P.

   23.1      --    Consent of Price Waterhouse LLP.

   23.2      --    Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

   24.1      --    Powers of Attorney (Included on page II-5).

-----------------

*        Incorporated herein by reference as indicated.


ITEM 9.  UNDERTAKINGS

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 29, 1998.

                                           EAGLE USA AIRFREIGHT, INC.


                                           By /s/ James R. Crane
                                              ---------------------------------
                                              James R. Crane
                                              President, Chief Executive
                                              Officer and Chairman of the Board

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Crane and Douglas A. Seckel, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    /s/ James R. Crane              President and Chairman of the     June 29, 1998
-------------------------------     Board (Principal Executive
        James R. Crane              Officer)


    /s/ Douglas A. Seckel           Chief Financial Officer,          June 29, 1998
-------------------------------     Secretary, Treasurer and
        Douglas A. Seckel           Director (Principal Financial
                                    and Accounting Officer)

    /s/ Frank J. Hevrdejs           Director                          June 29, 1998
-------------------------------
        Frank J. Hevrdejs

 /s/ Norwood Knight-Richardson      Director                          June 29, 1998
-------------------------------
     Norwood Knight-Richardson


     /s/ Neil E. Kelley             Director                          June 29, 1998
-------------------------------
         Neil E. Kelley


   /s/ William P. O'Connell         Director                          June 29, 1998
-------------------------------
       William P. O'Connell

                                 EXHIBIT INDEX


  Exhibit
    No.                                                Description
 --------                                              -----------
    4.1*     --    Second  Amended and Restated Articles of   Incorporation of the Company, as amended (Filed as Exhibit
                   3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

    4.2*     --    Amended and  Restated Bylaws  of the  Company (Filed  as Exhibit  3.2 to  the Company's  Registration
                   Statement on Form S-1 (Registration No. 33-97606)).

    4.3*     --    Eagle USA  Airfreight, Inc. Long-Term  Incentive Plan,  as amended (Filed  as Exhibit  10(ii) to  the
                   Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

    4.4*     --    Eagle USA Airfreight, Inc. 1995 Nonemployee Director Stock Option Plan (Filed as Exhibit 10.2  to the
                   Company's Registration Statement on Form S-1 (Registration No. 33-97606)).

    4.5*     --    Eagle USA  Airfreight, Inc.  Employee Stock Purchase  Plan (Filed as  Exhibit 10(i) to  the Company's
                   Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

    5.1      --    Opinion of Baker & Botts, L.L.P.

   23.1      --    Consent of Price Waterhouse LLP.

   23.2      --    Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

   24.1      --    Powers of Attorney (Included on page II-5).

---------------------

*        Incorporated herein by reference as indicated.